UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35529 (Commission File Number)	45-2532754 (IRS Employer Identification No.)

600 Travis Street, Suite 3250
Houston, TX 77002
(Address of principal executive office) (Zip Code)

(713) 255-5990
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Propane Purchase and Sale Agreement

On May 8, 2014, PL Propylene LLC (“PL Propylene”), the operating subsidiary of PetroLogistics LP (the “Partnership”), entered into a Propane Purchase and Sale Agreement (“Propane Agreement”) with Lone Star NGL Marketing LLC (the “Seller”).  Services will commence on September 1, 2015 and the term of the Propane Agreement expires on December 31, 2035.  Pursuant to the Propane Agreement, PL Propylene has agreed, subject to certain limited exceptions, to purchase from Seller 100% of the propane that it needs for the operation of its business, up to a specified base amount of propane (“Base Volume”).  The Base Volume is in excess of PL Propylene’s current requirements.  In the event that PL Propylene requires propane in excess of the Base Volume to operate its plant, PL Propylene will give Seller the first opportunity to supply such excess amount.  If there is a temporary period when the Seller is not providing needed propane PL Propylene may purchase propane from a third party for such limited period.

Under the Propane Agreement, PL Propylene will pay a market price based on the published monthly average price for TET propane, as adjusted to take into account the ethane content of the product received by PL Propylene.  The Propane Agreement contains customary credit support obligations.

LPG Storage and Delivery Agreement

In connection with the Propane Agreement, PL Propylene has also entered into an LPG Storage Agreement with Lone Star NGL Mont Belvieu LP (the “Storage Provider”).  The Propane Agreement and the LPG Storage Agreement will in combination provide for the purchase and delivery of propane to PL Propylene’s facility.  The Storage Provider will accept propane into its storage facilities commencing on September 1, 2015 and agrees to deliver the propane to PL Propylene’s plant beginning on October 1, 2015, with both such obligations concluding on December 31, 2035.  Pursuant to the LPG Storage Agreement, the Storage Provider has agreed to store up to a specified volume of propane for PL Propylene in the Storage Provider’s storage facility and to deliver propane to PL Propylene based on PL Propylene’s monthly nominations.

PL Propylene will pay a fixed monthly storage fee and an additional throughput fee based on the volume of propane that is delivered from the Storage Provider’s storage facility to PL Propylene.  The LPG Storage Agreement contains customary credit support obligations.

Propane will be transported from the Storage Provider’s facility to PL Propylene’s plant through existing and to be constructed pipeline facilities that the Storage Provider will construct (the “Pipeline Facilities”).  PL Propylene has agreed, subject to certain limited exceptions, to transport its propane requirement up to the Base Volume through the Pipeline Facilities.  Storage Provider has committed to have the Pipeline Facilities completed by June 30, 2015.  In the event of the early termination of the LPG Storage Agreement, PL Propylene may, in certain circumstances, be required to reimburse the Storage Provider for the unreimbursed cost incurred in purchasing, refurbishing and constructing the Pipeline Facilities, plus an amount that is necessary to provide the Service Provider with an implied annual rate of return on such costs.  PL Propylene’s obligation to make the foregoing payment will be offset by the shuttle fees paid by PL Propylene.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC, Its General Partner

Dated: May 12, 2014	By:	/s/ Richard Rice
	Name:	Richard Rice
	Title:	Senior Vice President, General Counsel and Corporate Secretary